SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 20, 2009

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced third quarter and first nine months results through September 30, 2009.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated October 20, 2009, announcing the third quarter and first nine months results through September 30, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: October 20, 2009

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2009

JOHNSTOWN, PA –AmeriServ Financial, Inc. (NASDAQ: ASRV) reported a third quarter 2009 net loss of $2.8 million or $0.15 per diluted share.  This represents a decrease of $4 million from the third quarter 2008 net income of $1.1 million or $0.05 per diluted share.  For the nine month period ended September 30, 2009, the Company reported a net loss of $3.2 million or $0.19 per diluted share.  This also represents a decrease of $7.1 million when compared to net income of $3.9 million or $0.18 per diluted share for the first nine months of 2008.  The following table highlights the Company’s financial performance for both the three and nine month periods ended September 30, 2009 and 2008:

	Third Quarter 2009	Third Quarter 2008	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008

Net income (loss)	($2,810,000)	$1,149,000	($3,216,000)	$3,894,000
Diluted earnings per share	($ 0.15)	$ 0.05	($ 0.19)	$0.18

Allan R. Dennison, retiring President and Chief Executive Officer, commented on the third quarter 2009 financial results, “AmeriServ Financial reported a loss for the third quarter of 2009 due to an increased provision for loan losses.  The continued recessionary economy is now clearly impacting our commercial borrowers based in Western Pennsylvania.  We appropriately increased our allowance for loan losses to respond to this deterioration in asset quality evidenced by higher levels of non-performing assets and classified loans.  This higher provision unfortunately more than offset some strong fundamentals, such as, increased net interest income that resulted from solid loan and deposit growth experienced within our bank during 2009.  Overall at September 30, 2009, our allowance for loan losses represented 2.66% of total loans outstanding and provided 94% coverage of non-performing loans.  AmeriServ Financial is well capitalized to work through this challenging economic period with a tangible common equity ratio of 8.16% and an asset leverage ratio of 11.41% at the end of the third quarter 2009.”

The Company’s net interest income in the third quarter of 2009 increased by $694,000 from the prior year’s third quarter, and for the first nine months of 2009 increased by $3.3 million or 15.8% when compared to the first nine months of 2008.  The Company’s net interest margin of 3.65% for the first nine months of 2009 is also 16 basis points better than the 3.49% net interest margin achieved during the first nine months of 2008.  The increased net interest income and margin resulted from a combination of good loan growth and the pricing benefits achieved from a steeper positively sloped yield curve.  Specifically, total loans averaged $726 million in the first nine months of 2009, an increase of $94 million or 14.8% over the same period in 2008.  This growth caused overall loan interest revenue to increase for both 2009 periods despite the lower interest rate environment in 2009.  The loan growth was driven by increased commercial real-estate loan production as the majority of increased residential mortgage loan production has been sold into the secondary market.  The Company’s strong liquidity position has been supported by total deposits that averaged $756 million in the first nine months of 2009, an increase of $58 million or 8.3% over the same 2008 period.  The Company believes that uncertainties in the financial markets and the economy have contributed to growth in both money market and demand deposits as consumers have looked for safety in well capitalized community banks like AmeriServ Financial.  Additionally, the Company also benefited from a favorable decline in interest expense caused by the more rapid downward repricing of both deposits and Federal Home Loan Bank borrowings due to the market decline in short-term interest rates.

The Company appropriately strengthened its allowance for loan losses in the third quarter and first nine months of 2009 in response to deterioration in asset quality.  Specifically, non-performing assets increased by $9.0 million from $14.7 million or 1.98% of total loans at June 30, 2009 to $23.7 million or 3.28% of total loans at September 30, 2009.  The following two credits were responsible for the increased level of non-performing assets: 1) In response to the Shared National Credit Examination, the Company transferred a $10 million commercial loan relationship to a borrower in the restaurant industry to non-accrual status.  The Company restructured this loan at its maturity by entering into a forbearance agreement with the borrower to make reduced payments over a six-month period in an effort to give the borrower greater flexibility to restructure its operations to improve its cash flows during this difficult economic period.  The Company has never had any payment delinquency with this borrower who is performing in accordance with the terms of the forbearance agreement.  A $3.5 million specific reserve has been established against this credit.  2) A $3.1 million loan to a borrower in the heavy construction equipment rental business was transferred to non-accrual status.  This borrower was experiencing cash flow difficulties that caused payment delinquency.  A $622,000 reserve has been established against this credit.

Overall, the Company recorded a $6.3 million provision for loan losses in the third quarter of 2009 compared to a $775,000 provision in the third quarter of 2008, or an increase of $5.5 million.  For the nine month period ended September 30, 2009, the Company recorded an $11.4 million provision for loan losses compared to a $2.3 million provision for the first nine months of 2008, or an increase of $9.1 million.  When determining the provision for loan losses, the Company considers a number of factors some of which include periodic credit reviews, non-performing, delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  In addition to the higher level of non-performing loans, the increased loan loss provision in 2009 was also caused by the Company’s decision to strengthen its allowance for loan losses due to the downgrade of the rating classification of several performing commercial loans and uncertainties in the local and national economies.  Actual credit losses realized through charge-off, however, are running fairly comparable with the prior year.  For the nine month period ended September 30, 2009, net charge-offs have amounted to $1.1 million or 0.19% of total loans compared to net charge-offs of $875,000 or 0.18% of total loans for the same nine month period in 2008.  In summary, the balance in the allowance for loan losses has increased from $8.9 million at December 31, 2008 to $19.3 million at September 30, 2009. The allowance provided 94% coverage of non-performing loans and was 2.66% of total loans at September 30, 2009, compared to 264% of non-performing loans and 1.26% of total loans at December 31, 2008.

The Company’s non-interest income in the third quarter of 2009 decreased by $313,000 from the prior year’s third quarter and for the first nine months of 2009 decreased by $2.4 million when compared to the first nine months of 2008.  The largest item responsible for the quarterly decline was a $323,000 decrease in trust and investment advisory fees as a result of reductions in the market value of assets managed due to lower equity and real estate values in 2009.  The largest item causing the nine month decline was related to bank owned life insurance.  Bank owned life insurance revenue returned to a more typical level in 2009 as the 2008 revenue was impacted by the payment of $1.6 million in death claims.  Trust and investment advisory fees also declined by $1.0 million for the nine month period while deposit service charges dropped by $217,000 due to fewer overdraft fees.  These negative items were partially offset by increased gains on asset sales.  Specifically, gains realized on residential mortgage sales into the secondary market in 2009 increased by $146,000 for the nine month period due to increased mortgage purchase and refinance activity in the Company’s primary market.  The Company also took advantage of market opportunities and generated $164,000 of gains on the sale of investment securities in 2009 compared to a $117,000 loss on a portfolio repositioning strategy executed in 2008.

Total non-interest expense in the third quarter of 2009 increased by $782,000 from the prior year’s third quarter and for the first nine months of 2009 increased by $1.8 million or 6.7% when compared to the first nine months of 2008.  Higher FDIC deposit insurance expense is a key factor responsible for both the quarterly and year-to-date increase in non-interest expense in 2009.  Specifically, the third quarter FDIC expense is up by $281,000 due to a higher basic assessment rate while the nine month expense is up by $962,000 due to the higher basic rate and the industry mandated special five basis point or $435,000 assessment realized in the second quarter of 2009.  Total salaries and benefits expense in 2009 increased by $356,000 in the third quarter and $789,000 for the nine month period due to greater salary costs as a result of normal merit increases and higher sales related incentive compensation along with greater pension expense.  Professional fees increased by $128,000 for the third quarter and $242,000 for the nine-month period due to increased legal fees and recruitment costs in 2009.  Other expenses in both periods have also been negatively impacted by increased other real estate owned expense.   These negative items were partially offset by a reduction in core deposit amortization expense of $217,000 for the third quarter and $541,000 for the nine month period as a branch core deposit intangible was fully amortized in the first quarter of 2009.

ASRV had total assets of $959 million and shareholders’ equity of $111 million or a book value of $4.25 per common share at September 30, 2009.  The Company remained well capitalized with an asset leverage ratio of 11.41% and a tangible common equity to tangible assets ratio of 8.16% at September 30, 2009.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

October 20, 2009

(In thousands, except per share and ratio data)

(All quarterly and 2009 data unaudited)

2009

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$533	$(939)	$(2,810)	$(3,216)
Net income (loss) available to common shareholders	274	(1,202)	(3,073)	(4,001)

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.22%	(0.39)%	(1.15)%	(0.44)%
Return on average equity	1.90	(3.29)	(9.83)	(3.77)
Net interest margin	3.72	3.66	3.57	3.65
Net charge-offs as a percentage of average loans	0.03	0.19	0.35	0.19
Loan loss provision as a percentage of average loans	1.02	2.79	3.42	2.10
Efficiency ratio	78.22	82.56	84.00	81.57

PER COMMON SHARE:
Net income (loss):
Basic	$0.01	$(0.06)	$(0.15)	$(0.19)
Average number of common shares outstanding	21,137	21,151	21,178	21,156
Diluted	0.01	(0.06)	(0.15)	(0.19)
Average number of common shares outstanding	21,137	21,152	21,182	21,159

2008

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,229	$1,516	$1,149	$3,894
Net income available to common shareholders	1,229	1,516	1,149	3,894

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.55%	0.71%	0.52%	0.59%
Return on average equity	5.43	6.64	4.93	5.66
Net interest margin	3.32	3.58	3.59	3.49
Net charge-offs as a percentage of average loans	0.06	0.46	0.04	0.18
Loan loss provision as a percentage of average loans	0.10	0.89	0.48	0.49
Efficiency ratio	82.87	73.20	79.72	78.33

PER COMMON SHARE:
Net income:
Basic	$0.06	$0.07	$0.05	$0.18
Average number of common shares outstanding	22,060	21,847	21,855	21,921
Diluted	0.06	0.07	0.05	0.18
Average number of common shares outstanding	22,062	21,848	21,856	21,922

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(All quarterly and 2009 data unaudited)

2009

	1QTR	2QTR	3QTR
PERFORMANCE DATA AT PERIOD END
Assets	$975,062	$978,899	$959,344
Short-term investment in money market funds	10,817	7,516	6,565
Investment securities	138,853	136,119	138,715
Loans	726,961	739,649	722,540
Allowance for loan losses	10,661	13,606	19,255
Goodwill and core deposit intangibles	13,498	13,498	12,950
Deposits	746,813	783,807	779,185
FHLB borrowings	90,346	57,702	44,451
Shareholders’ equity	114,254	112,880	110,706
Non-performing assets	5,099	14,670	23,689
Asset leverage ratio	11.82%	11.61%	11.41%
Tangible common equity ratio	8.35	8.17	8.16
PER COMMON SHARE:
Book value (A)	$4.44	$4.37	$4.25
Market value	1.67	1.85	1.80
Trust assets – fair market value (B)	$1,432,375	$1,376,272	$1,340,119

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	355	352	350
Branch locations	18	18	18
Common shares outstanding	21,144,700	21,156,801	21,215,115

2008

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$902,349	$877,230	$911,306	$966,929
Short-term investment in money market funds	5,682	6,952	7,147	15,578
Investment securities	146,285	141,867	141,630	142,675
Loans	632,934	623,798	663,996	707,108
Allowance for loan losses	7,309	7,963	8,677	8,910
Goodwill and core deposit intangibles	14,254	14,038	13,821	13,605
Deposits	682,459	722,913	688,998	694,956
FHLB borrowings	106,579	40,214	106,897	133,778
Shareholders’ equity	91,558	92,248	93,671	113,252
Non-performing assets	3,050	3,717	4,390	4,572
Asset leverage ratio	9.78%	10.47%	10.37%	12.15%
Tangible common equity ratio	8.70	9.06	8.90	8.31
PER COMMON SHARE:
Book value (A)	$4.19	$4.22	$4.29	$4.39
Market value	2.79	2.98	2.51	1.99
Trust assets – fair market value (B)	$1,838,029	$1,813,231	$1,678,398	$1,554,351

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	350	353	352	353
Branch locations	19	18	18	18
Common shares outstanding	21,842,691	21,850,773	21,859,409	21,128,831

NOTES:

(A) Preferred stock received through the Capital Purchase Program is excluded from the book value per common share calculation.

(B) Not recognized on the balance sheet.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(All quarterly and 2009 data unaudited)

2009

				YEAR
INTEREST INCOME	1QTR	2QTR	3QTR	TO DATE
Interest and fees on loans	$10,349	$10,544	$10,247	$31,140
Total investment portfolio	1,586	1,511	1,451	4,548
Total Interest Income	11,935	12,055	11,698	35,688

INTEREST EXPENSE
Deposits	3,255	3,405	3,316	9,976
All borrowings	539	479	457	1,475
Total Interest Expense	3,794	3,884	3,773	11,451

NET INTEREST INCOME	8,141	8,171	7,925	24,237
Provision for loan losses	1,800	3,300	6,300	11,400
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,341	4,871	1,625	12,837

NON-INTEREST INCOME
Trust fees	1,559	1,438	1,377	4,374
Net realized gains on investment securities	101	63	-	164
Net realized gains on loans held for sale	118	163	213	494
Service charges on deposit accounts	673	710	712	2,095
Investment advisory fees	137	152	176	465
Bank owned life insurance	250	254	258	762
Other income	723	711	718	2,152
Total Non-interest Income	3,561	3,491	3,454	10,506

NON-INTEREST EXPENSE
Salaries and employee benefits	5,092	4,983	5,114	15,189
Net occupancy expense	722	641	602	1,965
Equipment expense	415	442	398	1,255
Professional fees	920	873	1,050	2,843
FDIC deposit insurance expense	32	691	311	1,034
Amortization of core deposit intangibles	108	-	-	108
Other expenses	1,873	2,006	2,091	5,970
Total Non-interest Expense	9,162	9,636	9,566	28,364

PRETAX INCOME (LOSS)	740	(1,274)	(4,487)	(5,021)
Income tax expense (benefit)	207	(335)	(1,677)	(1,805)
NET INCOME (LOSS)	533	(939)	(2,810)	(3,216)
Preferred stock dividends	259	263	263	785
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$274	$(1,202)	$(3,073)	$(4,001)

2008

				YEAR
INTEREST INCOME	1QTR	2QTR	3QTR	TO DATE
Interest and fees on loans	$10,462	$9,862	$10,015	$30,339
Total investment portfolio	1,820	1,588	1,717	5,125
Total Interest Income	12,282	11,450	11,732	35,464

INTEREST EXPENSE
Deposits	4,499	3,861	3,774	12,134
All borrowings	1,048	623	727	2,398
Total Interest Expense	5,547	4,484	4,501	14,532

NET INTEREST INCOME	6,735	6,966	7,231	20,932
Provision for loan losses	150	1,375	775	2,300
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,585	5,591	6,456	18,632

NON-INTEREST INCOME
Trust fees	1,790	1,737	1,691	5,218
Net realized gains (losses) on investment securities	-	(137)	20	(117)
Net realized gains on loans held for sale	89	121	138	348
Service charges on deposit accounts	734	807	771	2,312
Investment advisory fees	226	218	185	629
Bank owned life insurance	249	1,923	260	2,432
Other income	750	674	702	2,126
Total Non-interest Income	3,838	5,343	3,767	12,948

NON-INTEREST EXPENSE
Salaries and employee benefits	4,830	4,812	4,758	14,400
Net occupancy expense	661	653	586	1,900
Equipment expense	431	414	402	1,247
Professional fees	769	910	922	2,601
FHLB prepayment penalty	-	91	-	91
FDIC deposit insurance expense	22	20	30	72
Amortization of core deposit intangibles	216	216	217	649
Other expenses	1,850	1,909	1,869	5,628
Total Non-interest Expense	8,779	9,025	8,784	26,588

PRETAX INCOME	1,644	1,909	1,439	4,992
Income tax expense	415	393	290	1,098
NET INCOME	$1,229	$1,516	$1,149	$3,894
Preferred stock dividends	-	-	-	-
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,229	$1,516	$1,149	$3,894

AMERISERV FINANCIAL, INC.

Nasdaq: ASRV

Average Balance Sheet Data (In thousands)

(All quarterly and 2009 data unaudited)

2009

2008

		NINE		NINE
	3QTR	MONTHS	3QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$730,152	$725,657	$637,841	$631,948
Deposits with banks	1,746	1,762	399	403
Short-term investment in money market funds	7,388	9,804	7,983	6,922
Federal funds	413	156	32	152
Total investment securities	145,109	146,146	152,476	154,342

Total interest earning assets	884,808	883,525	798,731	793,767

Non-interest earning assets:
Cash and due from banks	14,135	14,543	16,574	17,188
Premises and equipment	9,052	9,207	9,593	9,193
Other assets	73,296	72,124	68,613	69,382
Allowance for loan losses	(13,658)	(11,301)	(8,088)	(7,582)

Total assets	$967,633	$968,098	$885,423	$881,948

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$62,479	$62,050	$65,704	$65,169
Savings	72,864	72,537	71,520	70,388
Money market	182,735	165,065	108,181	92,907
Other time	352,584	342,076	341,455	359,255
Total interest bearing deposits	670,662	641,728	586,860	587,719
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	29,851	59,037	60,635	57,818
Advanced from Federal Home Loan Bank	13,828	13,840	10,258	11,266
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Total interest bearing liabilities	727,426	727,690	670,838	669,888

Non-interest bearing liabilities:
Demand deposits	114,548	114,365	111,136	110,366
Other liabilities	12,234	12,137	10,763	9,836
Shareholders’ equity	113,425	113,906	92,686	91,858
Total liabilities and shareholders’ equity	$967,633	$968,098	$885,423	$881,948